Exhibit 99.1

Portal Software Lowers Third Quarter Revenue and Earnings Estimates

   CUPERTINO, Calif.--(BUSINESS WIRE)--Nov. 13, 2003--Portal
Software, Inc. (Nasdaq:PRSF) today announced that revenue and earnings for its third quarter ended October 31, 2003 are expected to be below the Company's prior guidance provided in its financial results press release on August 19, 2003.
   Revenue for the third quarter is now expected to be in the range of $25 million to $26 million. Both license and services revenue declined on a sequential basis. The Company expects to report a pro forma loss in the range of $0.27 to $0.31 per share for the quarter and a loss on a GAAP basis in the range of $0.36 to $0.40 per share for the quarter. Pro forma amounts in the third quarter of fiscal year 2004 exclude amortization of acquisition-related costs of $0.7 million and a stock option compensation charge of $3.0 million.
   "As we continue our evolution from a product to a solutions company, we are working with larger companies on longer-term projects requiring more complex, end-to-end solutions and increasing demands on our solutions delivery capabilities," said John Little, Portal's founder and CEO. "As a result, two factors primarily contributed to revenues and earnings coming in below expectations: timing and services execution. The majority of our shortfall is due to contract delays and revenue recognition deferrals, particularly with our existing Tier 1 customers. We also experienced some services execution issues that have resulted in a shortfall in services revenues and higher costs that, along with the higher mix toward services is expected to reduce gross margins to around 50%. Nevertheless, we remain confident that we understand the steps needed to improve our execution, that our strategy is the right one, and that we are well-positioned for the future."
   Portal will conduct a conference call and an audio webcast today at 3:00 p.m. PST/6:00 p.m. EST. The dial-in number is (800) 289-0496, or (913) 981-5519, passcode 613620. A recording of this call will be available for replay for 12 months beginning at 6:00 p.m. PST / 9:00 p.m. EST. The number for the replay is (888) 203-1112, or (719) 457-0820, passcode 613620. The web cast can be accessed at www.fulldisclosure.com. For those unable to listen to the live web cast, a replay will be available for 12 months.
   Portal Software will report final results for the quarter ended October 31, 2003, on November 20, 2003. Details about the call can be found on Portal's investor relations website, at www.portal.com.

   About Portal Software, Inc.

   Portal Software provides flexible billing and subscriber management solutions to enable organizations to monetize their voice and digital transactions. Portal's convergent billing platform enables service providers to charge, bill, and manage a wide range of services via multiple networks, payment models, pricing plans, and value chains. Portal's flexible and scalable product-based solutions enable customers to introduce new value added services quickly, providing maximum business value and lower total cost of ownership. Portal's customers include thirty-five of the top fifty wireless carriers as well as organizations such as Vodafone, AOL Time Warner, Deutsche Telekom, TELUS, NTT, China Telecom, Reuters, Telstra, China Mobile, Telenor Mobil, and France Telecom. For more information, please visit www.portal.com.

   Statements in this release concerning Portal Software, Inc.'s estimated financial and operating results are forward looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995, which involve a number of uncertainties and risks. Factors that could cause actual results to differ materially include the completion of the company's regular quarterly accounting and financial reporting processes, including but not limited to, revenue recognition review of transactions and review of expense accruals. All statements made in this press release are made only as of the date set forth at the beginning of this release. Portal undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release.

   Infranet and the Portal logo are U.S. registered trademarks, and Portal is a trademark of Portal Software, Inc. All other trademarks are the property of their respective owners. All statements made in this press release are made only as of the date set forth at the beginning of this release. Portal undertakes no obligation to update the information in the event facts or circumstances subsequently change.

    CONTACT: Portal Software
             Maureen O'Connell, 408-572-3925 (Corporate) maureen@portal.com
             Kathy Cotten, 408-572-2345 (Investors)
             investor_relations@portal.com
             Geoff Devlin, +44 (0) 1753 244026 (Europe)
             gdevlin@portal.com
             Kok Beng Thiam, +65 6248 4799 (Asia Pacific) thiam@portal.com
                    or
             Financial Relations Board
             Jocelyn Hunter, 415-248-3433 (Investors) jhunter@webershandwick.com